UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2005

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entering into a Material Definitive Agreement.

Change in Control Severance Benefit Plan

Effective as of January 28, 2005, the Compensation Committee of the Board of Directors of Inspire Pharmaceuticals, Inc. (the “Company”) adopted the Company’s Change in Control Severance Benefit Plan (the “CIC Plan”), which provides severance benefits to certain employees of the Company as of the date on which a Change in Control (as defined below) occurs. The CIC Plan covers any regular full-time or part-time employee, other than employees who are parties to employment agreements or transition agreements or who are parties to any severance plan or agreement with the Company (other than the CIC Plan) that provides for the payment of severance benefits in connection with a Change in Control. Presently, the executive officers of the Company are parties to individual agreements with the Company regarding a Change in Control or, in one case, a transition agreeement and, as a result, are not covered by the CIC Plan. Set forth below is a description of the change in control agreements with various of the Company’s executive officers.

Under the CIC Plan and the change in control agreements described in further detail below, “Change in Control” is defined as the determination by the Board of Directors of the Company, made by a majority vote, that a change in control has or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the current owners maintain more than a fifty percent (50%) interest in the resultant entity. Regardless of the Board’s vote or whether or not the Board votes, a Change in Control will be deemed to have occurred if: (i) any person becomes the beneficial owner of more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; (ii) the stockholders approve: (A) a plan of complete liquidation; (B) an agreement for the sale or disposition of all or substantially all of Inspire’s assets; or (C) a merger, consolidation or reorganization of the Company with or involving any other company meeting certain requirements. However, in no event shall a Change in Control be deemed to have occurred, with respect to an employee, if the employee is part of a purchasing group which consummates the Change in Control transaction.

Under the CIC Plan, if a Change in Control occurs and a participant’s employment is involuntarily terminated within two (2) years of the Change in Control or the participant rejects an offer of continued employment for a position that is not a comparable position within such two (2) year period following a Change in Control, the participant will be entitled to certain payments and benefits. In the event of such termination, the participant will receive a lump sum cash severance payment based upon the participant’s salary range and years of service with the Company. The amount of severance pay payable to a participant under the CIC Plan shall be equal to (A) one (1) week of pay for each year of service to the Company plus the number of additional weeks of pay that corresponds to the participant’s applicable annual base rate of pay as set forth below, multiplied by (B) the sum of (i) the participant’s weekly base rate of pay; and (ii) one-fifty-second (1/52) of the participant’s applicable incentive bonus, if any. The number of additional weeks of severance pay that corresponds to the participant’s applicable annual base rate of pay is as follows:

(i) thirteen (13) weeks of pay for participants with an annual base rate of pay between $25,000 and $49,999,

(ii) twenty (20) weeks of pay for participants with an annual base rate of pay between $50,000 and $74,999,

(iii) twenty-six (26) weeks of pay for participants with an annual base rate of pay between $75,000 and $99,999,

(iv) thirty-three (33) weeks of pay for participants with an annual base rate of pay between $100,000 and 124,999,

(v) thirty-nine (39) weeks of pay for participants with an annual base rate of pay between $125,000 and $149,999, and

(vi) fifty-two (52) weeks of pay for participants with an annual base rate of pay equal to or above $150,000.

In addition, under the CIC Plan, in the event of termination following a Change in Control, each participant’s life, disability, accident and health insurance benefits will be continued for a period of weeks equal to the applicable number of weeks of severance pay to which the participant is entitled. All outstanding unvested options and awards under any Company plans, which are held by an employee, shall become immediately vested and fully-exercisable immediately prior to a Change in Control and all outstanding options shall remain exercisable for the lesser of three (3) years or the remaining term of the option. Following a Change in Control under the CIC Plan, the Company shall provide each requesting participant with outplacement services for a period of weeks equal to the applicable number of weeks of severance pay to which the participant is entitled.

Change in Control Agreements

On January 31, 2005, the Company and various executive officers entered into amended and restated change in control agreements. Each agreement is effective as of the date of the prior agreement between the Company and the respective executive officer. Each agreement provides that upon the officer’s termination of employment following a Change in Control, unless such termination is for “cause,” because of death or disability or by the officer without “good reason,” within twenty-four (24) months following such Change in Control, the executive will be entitled to a lump sum payment equal to a multiple of the sum of (i) the highest annual base salary received by the officer in any of the three (3) most recently completed fiscal years prior to the Change in Control and (ii) the higher of the highest annual bonus received by the officer in any of the three (3) most recently completed fiscal years preceding the date of the officer’s termination, the three (3) most recent completed fiscal years preceding the Change in Control, or the maximum of the bonus opportunity range for the officer immediately prior to the date of termination. The multiple used to determine the amount of the lump sum payment for the various executive officers is as follows: (i) three (3) for Christy L. Shaffer, Ph.D., Chief Executive Officer; (ii) two and one-half (2.5) for Mary Bennett, Executive Vice President of Operations and Communications; Barry G. Pea, Executive Vice President of Corporate Development and General Counsel; and Thomas R. Staab, II, Chief Financial Officer; (iii) two (2) for Kim Brazzel, Ph.D., Senior Vice President of Ophthalmic Research and Development; Richard Evans, Ph.D., Vice President of Pharmaceutical

Development; Donald Kellerman, Pharm.D., Senior Vice President of Development; Joseph Schachle, Senior Vice President of Marketing and Sales; and Benjamin R. Yerxa, Ph.D., Senior Vice President of Discovery.

Such officers will also be entitled to a continuation of life, disability, accident and health insurance and other substantially similar benefits after termination of employment, as follows: three (3) years for Dr. Shaffer, two and one-half (2.5) years for Ms. Bennett and Messrs. Pea and Staab, and two (2) years for the additional executives identified above. Following a Change in Control, the Company shall provide each such executive officer with outplacement services for a period of one (1) year commencing on the date the outplacement services are first used, provided that such first use must occur during the benefits period outlined above for such officer.

In addition, following a Change in Control, during any period that the officer fails to perform his or her full-time duties as a result of incapacity due to physical or mental illness, the Company will pay the officer’s full salary at the rate in effect at the commencement of any such period, together with all compensation and benefits under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the officer’s employment is terminated for disability. If an officer’s employment is terminated for any reason following a Change in Control, the Company shall pay the officer’s full salary through the date of termination at the rate in effect immediately prior to the Change in Control or at the time the notice of termination is given, whichever is greater, together with all compensation and benefits to which the officer is entitled in respect of all periods preceding the date of termination under the Company’s compensation and benefit plans, programs or arrangements. If an officer’s employment is terminated for any reason following a Change in Control, the Company shall pay the officer’s normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company’s retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Change in Control or, if more favorable to the officer, as in effect immediately prior to the date of termination.

Under such agreements, upon a Change in Control, all unvested options held by the officer shall vest and become exercisable immediately prior to the Change in Control and will be exercisable for a period ending on the later of (i) the fifth anniversary of such Change in Control or (ii) the last date that such option would otherwise be exercisable under the terms of the option agreement or the plan pursuant to which such option was granted; provided, however, that in no event shall any option be exercisable after the expiration of the original term of the option. In addition to the vesting of options, upon a Change in Control, all unearned performance-based awards, if any, held by the officer, shall be deemed to have been earned to the maximum extent permitted for any performance period not then completed and all unvested stock awards shall immediately vest and the restrictions on all shares subject to restriction shall lapse. The agreements also provide that the officer is entitled to receive an additional gross-up payment in an amount such that after payment by the officer of all taxes, including income and excise taxes imposed on the gross-up payment, the officer retains an amount of the gross-up payment equal to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, together with any interest or penalties.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

No.	Description
10.1	Inspire Pharmaceuticals, Inc. Change in Control Severance Benefit Plan

10.2	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Christy L. Shaffer

10.3	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Mary B. Bennett

10.4	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Richard M. Evans

10.5	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Donald J. Kellerman

10.6	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Joseph K. Schachle

10.7	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Thomas R. Staab, II

10.8	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Benjamin R. Yerxa

10.9	Agreement regarding change in control, dated as of August 2, 2004, by and between the Company and R. Kim Brazzell

10.10	Agreement regarding change in control, dated as of October 11, 2004, by and between the Company and Barry G. Pea

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Christy L. Shaffer
Christy L. Shaffer,
Chief Executive Officer

Dated: January 31, 2005

EXHIBIT INDEX

No.	Description
10.1	Inspire Pharmaceuticals, Inc. Change in Control Severance Benefit Plan

10.2	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Christy L. Shaffer

10.3	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Mary B. Bennett

10.4	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Richard M. Evans

10.5	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Donald J. Kellerman

10.6	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Joseph K. Schachle

10.7	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Thomas R. Staab, II

10.8	Agreement regarding change in control, dated as of March 29, 2004, by and between the Company and Benjamin R. Yerxa

10.9	Agreement regarding change in control, dated as of August 2, 2004, by and between the Company and R. Kim Brazzell

10.10	Agreement regarding change in control, dated as of October 11, 2004, by and between the Company and Barry G. Pea